UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2026

TTM TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-31285	91-1033443
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 East Sandpointe, Suite 400
Santa Ana, California	92707
(Address of principal executive offices)	(Zip Code)

(714) 327-3000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	TTMI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 - Registrant’s Business and Operations

Item 1.01.	Entry Into a Material Definitive Agreement.

Purchase Agreement

On August 15, 2026, TTM Technologies, Inc., a Delaware corporation (the “Company”), TTM Technologies North America, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (the “Buyer”), EDS Intermediate Holding, LLC, a Delaware limited liability company (“Epiq Solutions”), and EDS TopCo, LP, a Delaware limited partnership (the “Seller”), entered into a definitive securities purchase agreement (the “Purchase Agreement”) pursuant to which the Buyer agreed to purchase from the Seller all of the issued and outstanding membership interests of Epiq Solutions for a purchase price of $1,100,000,000 in cash (the “Purchase Price”), subject to customary working capital and certain other adjustments (the “Acquisition”). The Acquisition has been unanimously approved by the board of directors of the Company. Pursuant to the Purchase Agreement, the Company has guaranteed the payment and performance obligations of the Buyer under the Purchase Agreement, including the obligation of Buyer to pay the Purchase Price (the “Parent Guarantee”), and the Company is a party to the Purchase Agreement solely for the limited purpose of providing the Parent Guarantee.

Consummation of the Acquisition is subject to the satisfaction of certain conditions, including (i) expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (ii) the absence of any order or injunction restraining or prohibiting the consummation of the Acquisition. The Buyer’s obligation to consummate the transactions contemplated by the Purchase Agreement is also subject to, among other things, (i) the accuracy of representations and warranties of the Seller and Epiq Solutions set forth in the Purchase Agreement, (ii) compliance with covenants of the Seller and Epiq Solutions set forth in the Purchase Agreement, and (iii) the absence of a Material Adverse Effect (as defined in the Purchase Agreement) after the date of the Purchase Agreement.

The parties to the Purchase Agreement (other than the Company) have made to each other certain representations and warranties, and have agreed to certain covenants and agreements, including with respect to cooperation, regulatory approvals, the Buyer’s financing of the Acquisition, the conduct and operation of Epiq Solutions prior to the closing and similar matters. Although the Purchase Agreement does not include general indemnification provisions in favor of the Buyer or the Company, the Buyer has obtained a representation and warranty insurance policy that will provide coverage for certain representations and warranties of the Seller and Epiq Solutions contained in the Purchase Agreement, subject to a retention amount, exclusions, policy limits and certain other terms and conditions.

The Purchase Agreement may be terminated in certain circumstances, including, among others, if the transaction does not close by November 15, 2026 (subject to automatic extension to May 15, 2027 in certain circumstances). Additionally, either party may terminate the Purchase Agreement upon a breach by the other party of any representation, warranty, covenant or agreement made by such breaching party in the Purchase Agreement, such that the conditions related to the representations, warranties, covenants and agreements made by such breaching party would not be satisfied and such breach or condition is not curable or, if curable, is not cured within the earlier of (i) 30 days after written notice of such breach and intention to terminate as a result of such breach or (ii) November 13, 2026 (subject to extension to May 14, 2027 in certain circumstances). If the Purchase Agreement is terminated under circumstances in which certain required regulatory approvals are not obtained, the Buyer is required to pay or cause to be paid to Epiq Solutions a termination fee of $77.0 million.

The Purchase Agreement has been filed with this Current Report on Form 8-K (“Report”) to provide investors and security holders with information regarding its terms. Except for its status as the contractual document that established and governs the legal relations among the parties thereto with respect to the transactions described above, it is not intended to provide any other factual, business or operational information about the parties. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement as of the specific dates therein, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties or covenants or any description hereof as characterization of the actual state of facts or condition of the Company, Buyer, Epiq Solutions, Seller, any of their respective affiliates, or their respective businesses. Additionally, the representations, warranties, covenants, conditions and other terms of the Purchase Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

A copy of the Purchase Agreement is filed as Exhibit 2.1 to this Report and incorporated herein by reference thereto. The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Purchase Agreement.

Debt Commitment Letter

In connection with the Company entering into the Purchase Agreement, on August 15, 2026, the Company entered into a commitment letter (the “Commitment Letter”) with JPMorgan Chase Bank, N.A. (“JPM”), Barclays Bank PLC (“Barclays”), Bank of America, N.A. (“Bank of America”), and BofA Securities, Inc. (“BofA Securities” and, together with JPM, Barclays and Bank of America, the “Commitment Parties”) pursuant to which, subject to the terms and conditions set forth therein, the Commitment Parties have committed to provide, and agreed to arrange and syndicate pursuant to the Company’s existing Second Amended and Restated Credit Agreement, dated as of June 1, 2026, by and among the Company, JPM, as Administrative Agent, and the other parties thereto (the “Existing Credit Agreement”): (a) an incremental senior secured term loan A facility in an aggregate principal amount of $300 million (the “Term A Incremental Facility”) and (b) a seven-year incremental senior secured term loan B facility in an aggregate principal amount of $800 million (the “Term B Incremental Facility” and, together with the Term A Incremental Facility, the “Incremental Facilities”), the proceeds of which will be used for the payment of the Purchase Price contemplated by, and the payment of fees, costs and expenses incurred in connection with, the Purchase Agreement and the refinancing of certain indebtedness of Epiq Solutions. The Term A Incremental Facility may include a springing maturity date consistent with the Revolving Springing Maturity Date (as defined in the Existing Credit Agreement) to the extent that the consent of the Required Lenders (as defined in the Existing Credit Agreement) is received on or prior to the Incremental Facility Closing Date (as defined in the Commitment Letter). The above amendment does not reflect any inability to incur the Term A Incremental Facility absent such amendment.

The obligations of the Commitment Parties with respect to the Incremental Facilities are subject to certain conditions, consistent with the Purchase Agreement and the Commitment Letter. The Company will pay customary fees and expenses in connection with obtaining the Incremental Facilities. Neither the closing of the Incremental Facilities, nor the receipt of any other financing, is a condition to the closing of the Acquisition.

From time to time, JPM, Barclays, Bank of America and BofA Securities and/or their respective affiliates have performed, and may in the future perform, various commercial banking, investment banking or other financial advisory services for the Company, for which the Company pays customary fees and expenses.

A copy of the Commitment Letter is filed as Exhibit 10.1 to this Report and incorporated herein by reference thereto. The foregoing description of the Commitment Letter and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Commitment Letter.

Section 7 - Regulation FD

Item 7.01 – Regulation FD Disclosure.

On August 17, 2026, the Company issued a press release announcing that it has signed the Purchase Agreement under which the Buyer will acquire Epiq Solutions from the Seller (the “Press Release”). A copy of the Press Release is furnished with this Report as Exhibit 99.1 and is incorporated herein by reference.

On August 17, 2026, the Company will host a conference call with financial analysts and investors to discuss the announcement of the Acquisition and answer questions. A copy of investor presentation materials is furnished with this Report as Exhibit 99.2 and is incorporated herein by reference.

The information furnished in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Cautionary Note Regarding Forward-Looking Statements

This Report, including Exhibit 99.1 and Exhibit 99.2, contains forward-looking statements that relate to future events. The Company cautions you that such statements are simply predictions and actual events or results may differ materially. These statements reflect the Company’s current expectations, and the Company does not undertake to update or revise these forward-looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other Company statements will not be realized. The statements also involve risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from the forward-looking statements. For a description of additional factors that may cause the Company’s actual events or results to differ from any forward-looking statements, please review the information set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s public reports filed with the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed with this Report:

Exhibit Number	Description

2.1*	Securities Purchase Agreement, dated as of August 15, 2026, by and among EDS Intermediate Holding, LLC, EDS TopCo, LP, TTM Technologies North America, LLC, and TTM Technologies, Inc.

10.1*	Commitment Letter, dated as of August 15, 2026, by and among TTM Technologies, Inc., JPMorgan Chase Bank, N.A., Barclays Bank PLC, BofA Securities, Inc. and Bank of America, N.A.

99.1	Press Release dated August 17, 2026

99.2	Investor Presentation, dated August 17, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TTM TECHNOLOGIES, INC.

Date: August 17, 2026	/s/ Daniel J. Weber
	By:	Daniel J. Weber
Executive Vice President, Chief Legal Officer & Secretary